EXHIBIT 10.15.2
     XXXXX INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Amendment No. 4 to
Licensing, Contract Manufacturing and Supply Agreement between
Schering Corporation
and
Impax Laboratories, Inc.
     This Amendment No. 4, effective as of the last date of signature appearing below (the “Effective Date”), is entered into by and between Schering Corporation (hereinafter called “Schering”) and Impax Laboratories, Inc. (hereinafter called “Impax”).
PURPOSE
     WHEREAS, Schering and Impax are the parties to the Licensing, Contract Manufacturing and Supply Agreement with an effective date of June 18, 2002, as subsequently amended by Amendment No. 1, dated November 22, 2002, Amendment No. 2, dated December 4, 2002, and Amendment No. 3, dated July 15, 2004 (the “License Agreement”); and
     WHEREAS, Schering and Impax desire, in accordance with Section 16.7 of the License Agreement, to amend certain aspects and provisions of the License Agreement related to the Pricing and Supply of the Product and the license granted by Impax to Schering, as set forth below.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:
1.	Unless otherwise expressly defined herein, all capitalized terms used herein have the meaning as defined in the License Agreement.

2.	Section 2.1(e) is amended to read in its entirety, as follows:
     (e) In consideration of the license rights granted pursuant to Section 2.1(d), Schering agrees to pay Impax a total of $XXXXX per XXXXX tablets of Product produced by Schering, or a Third Party engaged by Schering to Manufacture the Product, and sold by Schering, net of any and all returns (the “Royalty Amount”) during the course of the twenty-four (24) months following the Manufacture by Schering, its Affiliate or a Third Party

Manufacturer of the first commercial batch of Product following the date of the completion of the Technology Transfer (as hereinafter defined). Schering shall pay the Royalty Amount to Impax on a quarterly basis within forty-five (45) days of the close of the preceding calendar quarter. Upon payment of the Royalty Amount and notwithstanding any other provision in the License Agreement to the contrary, Schering shall not be obligated to make any further payments for the license rights granted to it by Impax pursuant to Section 2.1(d) herein.
3.	Section 3.1, Supply of Product, is amended to read in its entirety as follows:
     Subject to the terms and conditions of the License Agreement, as amended, Impax shall Manufacture and supply Schering, and Schering shall purchase from Impax, the Product in accordance with Impax’s ANDA and in amounts to be determined by Schering in its sole discretion (but no less than batch quantities).
4.	Section 3.3, Good Faith Forecasts, and Section 3.4, Purchase Orders, are deleted in their entirety.

5.	Section 3.7, Alternative Supply, is amended to read in its entirety, as follows:
     Promptly following the execution of this Amendment No. 4, Impax agrees to fully cooperate with Schering, at Schering’s request and expense (except as set forth in the second paragraph of paragraph (b) of this Section 3.7), to establish a facility for the Manufacture of the Product at one of Schering’s, its Affiliates’ or a Third Parties’ manufacturing sites and Impax shall promptly initiate a complete technology transfer of the manufacturing process, procedures and standards used by Impax to Manufacture the Product (the “Technology Transfer”), so as to enable such facility to Manufacture the Product in accordance with the applicable Health Registrations for the Product. Impax and Schering shall use diligent efforts to ensure that the Technology Transfer is completed as soon as reasonably practicable, but by no later than March 1, 2009. The license rights granted to Schering pursuant to Section 2.1(d) in exchange for the Royalty Amount set forth in Section 2.1(e) shall take effect upon the execution of this Amendment No. 4.
     In order to accomplish the Technology Transfer as efficiently and as timely as possible, Impax shall provide the following assistance to Schering (and such other assistance as requested by Schering, subject to Impax’s agreement with respect to such additional services):

     (a) During the term of this Agreement, Schering shall be permitted to conduct up to four (4) site visits at Impax’s Manufacturing facilities of no longer than three (3) days’ duration per visit and limited to no more than four (4) employees or agents of Schering for technical discussions, to view Impax’s Manufacturing process and to review and verify equipment capabilities.
     (b) No more than ten (10) times during the term of this Agreement Schering may request Impax to provide its personnel at Schering’s facilities for process development or technical services, including product development, stability batch manufacturing and technical transfer demonstration of batch capability, each site visit to be no longer than three (3) days’ duration.
     Impax and Schering shall be responsible for their own domestic travel expenses related to the foregoing site visits.
6.	Section 3.8, Capacity, is amended to read in its entirety, as follows:
3.8 Impax Performance Obligation. To facilitate the Manufacture and delivery of Products, beginning August 1, 2006 and each month thereafter, Schering shall provide Impax with firm purchase orders for the subsequent six (6) months on a rolling six-month basis and the desired delivery dates for the Products so ordered so as to enable Impax to plan and prioritize Schering’s purchase orders to maximize the delivery of Products in order to meet requested and agreed upon Schering delivery dates. Impax will use its Commercially Reasonable Efforts to maintain the Manufacturing priority and capacity required for Schering’s firm purchase orders in order to meet agreed upon monthly delivery quantities. The rolling six month firm purchase order schedule is intended to provide both Impax and Schering with sufficient notification of scheduling issues and changes as far out on the horizon as possible. If Impax confirms that it is unable to meet Schering’s purchase order quantity and delivery dates, the parties agree to negotiate revised delivery dates.
7.	Article III, Supplied Product, is hereby amended by adding the following Section 3.9:
3.9 Optional Territory. Within twenty-four (24) months from the date of execution of this Amendment, Schering shall have the right to add Canada as an additional country in the Territory by delivering notice thereof to Impax, provided that Impax shall not be required to deliver to Schering and its Affiliates an aggregate of more than XXXXX tablets of Products in any calendar year of this

Agreement. The Price for the Products to be delivered to Schering’s Canadian subsidiary shall be as set forth in Section 6.1. In all other respects, the terms and provisions of this Agreement shall govern the Manufacture and sale of Products to Schering’s Canadian subsidiary.
8.	Section 4.2, Cost Reductions (identified incorrectly as Section 7.2 in Amendment No. 3), is hereby deleted in its entirety.

9.	Section 5.4, Delay and Failure to Supply, is hereby deleted in its entirety.

10.	Section 6.1, Price, is hereby amended to read in its entirety, as follows:
6.1 Price. Subject to the other provisions of this Section 6.1, the Price for the Product shall be as follows:
     (a) Beginning July 1, 2006, and through and including September 30, 2006, the Price shall be $XXXXX per XXXXX tablets;
     (b) Beginning October 1, 2006, through and including December 31, 2006, the Price shall be $XXXXX per XXXXX tablets; and
     (c) Beginning January 1, 2007, through and including June 30, 2007, the Price shall be $XXXXX per XXXXX tablets.
     The Price shall be paid in United States dollars within thirty (30) days from the date of receipt of invoice therefor for the Product received by Schering.
     The Price of Product ordered for delivery in calendar year 2007 in excess of XXXXX tablets shall be $XXXXX per XXXXX tablets in excess of XXXXX tablets, plus the Cost Increases referred to below.
     If Impax successfully releases and ships batches to Anderson during the months of July through December, 2006, according to the schedule set forth below, within forty-five (45) days after the end of each applicable month Schering shall pay to Impax the additional sum of $XXXXX for each month that Impax successfully releases and ships such scheduled batches to Anderson; provided, however, that if there is a shortage in any month, Impax may make up the shortage in the subsequent month in order to be paid the $XXXXX amount for the short month.

		No. Of Batches
	No. Of Batches	Required To Be Shipped
	Required To Be	By The End Of The
2006 Month	Shipped	Month
June	32	Batch Carry-Over
July	19	51
August	19	70
September	19	89
October	19	109
November	19	127
December	19	146
     Prior to April 1, 2007, Impax shall provide to Schering documentation supporting any increases since July 1, 2006 in the cost of Raw Materials and Packaging Components and any other increases in the cost of Manufacturing including labor, QC and QA (collectively “Cost Increases”), and unless Schering objects to the Cost Increases, the Price for the Product for the period July 1, 2007 through and including December 31, 2007, shall be $XXXXX per XXXXX tablets plus the amount of the agreed upon Cost Increases (the “2007 Price”). If the agreed upon Cost Increase is more than five percent (5%) of $XXXXX, the Royalty Amount shall be reduced by the amount by which the agreed upon Cost Increase exceeds $XXXXX.
     Prior to October 1, 2007, Impax shall provide to Schering documentation supporting any Cost Increases since April 1, 2007, and unless Schering objects to the Cost Increases, the Price for the Product for the period January 1, 2008 through and including December 31, 2008, shall be the 2007 Price plus the amount of the agreed upon Cost Increases (the “2008 Price”). If the 2008 Price exceeds the 2007 Price by more than five percent (5%), the Royalty Amount shall be reduced by the amount of such excess.
     In the event that Impax supplies Product to Schering after December 31, 2008, prior to October 1, 2008 Impax shall provide Schering documentation supporting any Cost Increases since October 1, 2007 and unless Schering objects to the Cost Increases, the Price for the Product shall be the 2008 Price plus the amount of the agreed upon Cost Increases (the “2009 Price”). If the 2009 Price exceeds the 2007 Price by more than ten percent (10%), the Royalty Amount shall be reduced by the amount of such excess, and the amount of any Royalty Amount reduction referred to in the preceding paragraph shall not apply. If the 2009 Price does not exceed the 2007 Price by more than ten percent (10%), the Royalty Amount shall be reduced only by the amount of any Royalty Amount reduction referred to in the preceding paragraph.

     If Schering shall object to a Cost Increase, it must so notify Impax within thirty (30) days of receipt of Impax’s documentation supporting the Cost Increase. If the parties are unable to agree upon the Cost Increase within ten (10) days after Schering’s objection, the parties will retain a mutually acceptable, nationally recognized independent certified public accounting firm, which may not be any of the parties’ primary outside accountants, to review the relevant books and records and to submit to the parties its written determination as to the amount of the Cost Increases and the basis for its determination. The Cost Increase so determined shall be retroactive to July 1, 2007, or January 1, 2008, or January 1, 2009, as the case may be. The determination by the independent accounting firm will be binding on the parties absent manifest error.
11.	Section 8.4, Retention of Samples, is amended by adding the following paragraph:
     Product supplied by Impax shall have a shelf life of at least (a) thirty (30) months from the date of Manufacture for all Products shipped during the period January 1, 2007 through June 30, 2007 and (b) thirty-six (36) months from the date of Manufacture for all Products shipped beginning July 1, 2007, unless Impax notifies Schering that there are issues regarding stability results.
12.	Section 11.2, Termination by Schering, is amended to read in its entirety, as follows:
11.2	Termination by Schering or Impax.
     (a) Schering shall have the right to terminate this Agreement upon ninety (90) days’ prior notice to Impax if:
          (i) Impax is subject to any Regulatory Authority warning letter or sanction which materially effects Impax’s ability to Manufacture the Product and which is not being actively contested by Impax;
          (ii) there is a change in control of Impax. For purposes of this provision, a “change in control” shall mean the acquisition of direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of Impax, or actual control over the management, business and affairs of Impax, by a non-Affiliate thereof; or
          (iii) Impax files a petition in bankruptcy, or enters into an arrangement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent. In the event this Agreement is terminated under this Section 11.2(iii), all rights and licenses granted pursuant to Section 10.2 of this Agreement by Impax to Schering are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(52) of the Bankruptcy Code. The parties agree that Schering, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Impax under the Bankruptcy Code, Schering shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefor by Schering. Such intellectual property and all embodiments thereof shall be promptly delivered to Schering (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by Schering, unless Impax elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Impax upon written request therefor by Schering.
     (b) Schering shall have the right to terminate this Agreement for any or no reason upon six (6) months’ prior notice to Impax given at any time from and after July 1, 2008.
     (c) Impax shall have the right to terminate this Agreement upon six (6) months’ prior notice to Schering given on the earlier of (i) the date of completion of the Technology Transfer or (ii) on or after July 1, 2008 for any or no reason.
     (d) In the event that no notice of termination is given by either party prior to July 1, 2008, this Agreement shall be automatically extended for an additional one (1) year term.
     (e) In the event Impax shall notify Schering of its intention to terminate this Agreement pursuant to Section 11.2(c)(ii) and the Technology Transfer has not been completed so as to enable Schering or a Third Party to Manufacture the Product, the term of this Agreement shall be extended for an additional period of three (3) months beyond the termination date set forth in Impax’s notice of termination. If Schering believes that the Technology Transfer cannot be completed by March 1, 2009, and the failure to complete the Technology Transfer is not due to an act or failure to act on the part of Schering, Schering shall so notify Impax and the parties shall then engage in good faith negotiations to modify and extend the term of this Agreement so as to enable a continuity of supply of the Product to Schering, which modification will include increases in the price of the Product, it being understood that notwithstanding the forgoing Impax is under no obligation to extend the term of this Agreement beyond March 1, 2009.
13.	Clause (b) of Section 13.2 is amended to read in its entirety, as follows:

the manufacture, marketing, packaging, storage, shipment, and sale of Product in the Territory by Schering in each case, except to the extent caused by the negligence or intentional misconduct of Impax.

14.	Except for use by Schering of the confidential information of Impax relative to the license rights granted to Schering and the Technology Transfer hereunder, and notwithstanding the provisions of the Secrecy Agreement entered into between Schering and Impax on January 7, 2002 (the “Secrecy Agreement”) and the License Agreement to the contrary, the confidentiality provisions of the Secrecy Agreement and License Agreement shall survive the termination of the License Agreement for a period of ten (10) years.

15.	All other terms and conditions of the License Agreement are hereby confirmed and shall remain in full force and effect. In the event of any conflict with the provisions of this Amendment No. 4 and any of the provisions of the License Agreement, the provisions of this Amendment No. 4 shall control.

SCHERING CORPORATION
By:	/s/ Richard J. Appledoorn
	Name:	Richard J. Appledoorn
	Title:	General Manager
	Date:	December 15, 2006

IMPAX LABORATORIES, INC.
By:	/s/ David S. Doll
	Name:	David S. Doll
	Title:	Executive Vice President, Commercial Operations
	Date:	December 13, 2006